Exhibit 99.2

Lumera Corporation and GigOptix LLC Announce Effective Date of GigOptix Inc.

S4 Registration Statement and Investor Q&A Call

BOTHELL, WA. (October 28, 2008) — Lumera Corporation (NASDAQ: LMRA), a leader in the field of photonic communications, and GigOptix LLC announced today that the SEC has declared the GigOptix Inc. S4 Registration Statement effective as of October 27, 2008.

Proxy materials will be sent to shareholders early next week. Dr. Avi Katz, CEO of GigOptix LLC and future CEO of GigOptix, Inc., and Peter Biere, CFO of Lumera and future CFO of GigOptix Inc, will host a conference call on November 19th at 4:30PM EST to answer shareholder questions relating to the proposed merger.

Dial-in instructions for the call are as follows:

(Please call approximately ten minutes prior to the scheduled start of the call)

Toll-free: 866.356.3093

International callers: 617.597.5381

Pass code: 94894349

Live Audio web cast: www.Lumera.com

Replay and archive information:

(Telephone replay available until November 26, 2008 6:30 PM)

Toll-free: 888-286-8010

International callers: 617-801-6888

Pass code: 58975094

Web cast will be archived on the Company’s website at www.Lumera.com

About Lumera

Lumera is a leader in photonic communications. The company designs electro-optic components based on proprietary polymer compounds for the telecommunications and computing industries. For more information, please visit www.lumera.com.

About GigOptix LLC

GigOptix is a leading fab-less semiconductor manufacturer of electronic engines for the optically connected digital world. It offers the industries’ widest selection of high speed optical Physical Media Dependent (PMD) ICs with a portfolio including modulator drivers, laser drivers and TIAs for telecom, datacom, Infiniband and consumer optical systems, from 3.125G-100G, covering all laser technologies, serial and parallel. GigOptix is a privately held company registered in California, USA with headquarters in Palo Alto, CA and subsidiary GigOptix-Helix AG in Zurich, Switzerland. For more information, please visit www.GigOptix.com.

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Certain statements contained in this release are forward-looking statements that involve a number of risks and uncertainties. Factors that could cause actual results to differ materially from those projected in the company’s forward-looking statements include the following: market acceptance of our technologies and products; our ability to obtain financing; our financial and technical resources relative to those of our competitors; our ability to keep up with rapid technological change; government regulation of our technologies; our ability to enforce our intellectual property rights and protect our proprietary technologies; the ability to obtain additional contract awards and to develop partnership opportunities; the timing of commercial product launches; the ability to achieve key technical milestones in key products; and other risk factors identified from time to time in the company’s SEC reports, including its Annual Report on Form 10-K, and its Quarterly Reports on Form 10-Q.

Lumera will file with the SEC a registration statement on Form S-4, which will contain a proxy statement/prospectus regarding the proposed merger transaction, as well as other relevant documents concerning the transaction. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS AND THESE OTHER DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT LUMERA, GIGOPTIX LLC AND THE PROPOSED TRANSACTION. A definitive proxy statement/prospectus will be sent to Lumera’s stockholders seeking their approval of Lumera’s issuance of shares in the transaction and to members of GigOptix LLC. Investors and security holders may obtain a free copy of the registration statement and proxy statement/prospectus (when available) and other documents filed by Lumera with the SEC at the SEC’s web site at www.sec.gov. Free copies of Lumera’s SEC filings are available on Lumera’s web site at www.lumera.com and also may be obtained without charge by directing a request to Lumera Corporation, 19910 North Creek Parkway, Bothell, WA 98011-3008, Attention: Investor Relations or by telephoning us at (425) 398-6546.

Lumera and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from Lumera’s stockholders with respect to the proposed transaction. Information regarding Lumera’s directors and executive officers is included in its annual report on Form 10-K filed with the SEC on March 17, 2008, as amended by Form 10-K/A filed with the SEC on March 27, 2008. More detailed information regarding the identity of potential participants and their direct or indirect interests in the transaction, by securities holdings or otherwise, will be set forth in the registration.

Contact:

Hélène F. Jaillet, Ph.D

(Investor Relations)

Lumera Corporation

425-398-6546

Todd Wolfenbarger

(Media)

The Summit Group Communications

801-595-1155

801-244-9600 cell

SOURCE: Lumera Corporation